Cancellation of

Management Consulting Contract

The Consulting Agreement entered into on July 22, 2005 by and between Axial Vector Engine Corporation., a Nevada Corporation (hereinafter the "Company") and Twilight Bay, L.L.C., (hereinafter the "Consultant"), having not been consummated and the parties agreeing it is in the best interest of both parties that the Agreement not proceed at this time, now therefore it is hereby agreed that the Management Consulting Agreement of July 22, 2005 is cancelled with no obligation between either party to the other.

This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every, and any, nature between them.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first written above.

Dated: Nov. 1, 2005                        Dated: 11-1-05

Twilight Bay, L.L.C.                        Axial Vector Engine Corporation

/s/ Nancy Lake       /s/ Samuel Higgins
Nancy Lake                              Samuel Higgins
Director        Secretary/Treasurer

Premier Management Ltd.